Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #490 to the Registration Statement on Form N-1A of Investment Managers Series Trust II, with respect to Tradr 2X Short AAL Daily ETF, Tradr 2X Short JOBY Daily ETF, Tradr 2X Short ACHR Daily ETF, Tradr 2X Short LCID Daily ETF, Tradr 2X Short ALAB Daily ETF, Tradr 2X Short NBIS Daily ETF, Tradr 2X Short AMZN Daily ETF, Tradr 2X Short NNE Daily ETF, Tradr 2X Short ANF Daily ETF, Tradr 2X Short OPEN Daily ETF, Tradr 2X Short APLD Daily ETF, Tradr 2X Short QS Daily ETF, Tradr 2X Short BE Daily ETF, Tradr 2X Short QUBT Daily ETF, Tradr 2X Short BLSH Daily ETF, Tradr 2X Short SMR Daily ETF, Tradr 2X Short CAR Daily ETF, Tradr 2X Short TEM Daily ETF, Tradr 2X Short CLSK Daily ETF, Tradr 2X Short UPST Daily ETF, Tradr 2X Short CRDO Daily ETF, Tradr 2X Short W Daily ETF, Tradr 2X Short FLY Daily ETF Tradr 2X Short WULF Daily ETF and Tradr 2X Short IREN Daily ETF, each a series of shares of Investment Managers Series Trust II, under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 16, 2026